UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2007
(Date of Report: Date of earliest event reported)

Princeton Security Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-141482	20-5506885
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

303C College Road, Princeton, New Jersey 08540
 (Address of principal executive office)

Registrant's telephone number, including area code: 609-924-7310

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2007, Princeton Security Technologies, Inc.’s (the “Company”) wholly owned subsidiary, Princeton Gamma Tech Instruments, Inc. received the resignation of its president Chris Cox.  Mr. Cox has indicated he wants to accept a lesser role with the Company’s subsidiary, Princeton Gamma Tech Instruments, Inc., and not be involved in the daily management activities.  Accordingly, Princeton Gamma Tech Instruments, Inc. has agreed to enter into a consulting contract with Mr. Cox whereby he will continue to provide services to Princeton Gamma Tech Instruments, Inc.

Under the terms of the consulting contract, Mr. Cox will continue providing technical assistance on Princeton Gamma Tech Instruments, Inc. products.  The consulting contract is for a period of one year and pays Mr. Cox an hourly basis.  Mr. Cox informed the Company he did not want the added duties related to management and the Company has work out the consulting contract in an effort to keep Mr. Cox involved with Princeton Gamma Tech Instruments, Inc. in the capacity he was originally hired to perform and in which he has indicated he prefers to spend his time.

Princeton Gamma Tech Instruments, Inc. will be looking for a replacement for Mr. Cox from the managerial side and will focus on a new member of management with sales experience.  Juhani Taskinen will continue his role as CEO and also cover any additional duties being vacated by Mr. Cox.  Mr. Taskinen has indicated he does not foresee much of a change in his daily duties since he has been handling most of the managerial duties in the past and Mr. Cox has been focused primarily on the technical aspects of products.  The resignation of Mr. Cox makes it a more formal separation of his duties but does not change the daily task for Mr. Taskinen.  Additionally, Princeton Gamma Tech Instruments, Inc. has been looking for additional management support and trying to find someone with more of a marketing and sales background instead of technical engineering skills.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Princeton Security Technologies, Inc.

By: /s/ Juhani Taskinen
Date: September 19, 2007	Juhani Taskinen, Chief Financial Officer

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